Exhibit 10.26

FIRST AMENDMENT
TO THE TYSON FOODS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(as Amended and Restated as of February 1, 2013)

THIS FIRST AMENDMENT is made this 14th day of November, 2013, by TYSON FOODS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Tyson”).

W I T N E S S E T H:

WHEREAS, Tyson maintains the Tyson Foods, Inc. Employee Stock Purchase Plan, as amended and restated effective February 1, 2013 (the “Plan”);

WHEREAS, Tyson now wishes to amend the Plan to enhance the eligibility provisions; and

WHEREAS, pursuant to its authority under Article VII of the Plan, the Board of Directors of Tyson has authorized and approved the adoption of this amendment.

NOW, THEREFORE, Tyson does hereby amend the Plan by deleting Article II in its entirety and by substituting therefor the following:

“ARTICLE II

Each Eligible Employee of Tyson or of a Participating Affiliate shall be eligible to participate in the Plan as of the first day of the calendar month following the completion of fifty-nine (59) days of continuous employment.”

The provisions of this Article II shall be effective for Eligible Employees hired on and after October 2, 2013; provided, however, that entry into the Plan pursuant to this Article II, as amended, may not occur any earlier than January 1, 2014.

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, Tyson has caused this First Amendment to be executed on the day and year first above written.

TYSON FOODS, INC.

By: /s/ Kenneth Kimbro

Title: Chief HR Officer

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